UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2005

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	0-23996	93-1151989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2765 N.W. Nicolai Street
Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 21, 2005, Schmitt Industries, Inc. (the “Company”) entered into an Employment Agreement (“Agreement”) with Michael S. McAfee, the Company’s new Chief Financial Officer and Corporate Treasurer.  Mr. McAfee replaces Mr. Robert Thompson, who resigned in August 2005.  Pursuant to the Agreement, Mr. McAfee will receive an initial annual base salary of $125,000 and will be granted stock options to purchase 25,000 shares of the Company’s common stock.  Options to purchase 6,250 shares will vest on September 21, 2005 and on each of the three successive anniversaries thereafter.  The Agreement has a term of two years.  A copy of the Agreement is furnished as Exhibit 10.1 to this report.

Before joining the Company, Mr. McAfee was associated with Oregon Rail Holdings, a cruise and railtour company, first serving as its Chief Financial Officer from 1997 until 2000 and then as a consultant and as a member of its board of directors and its executive committee from 2000 until joining the Company.  From 2000 until 2003, Mr. McAfee also worked as a financial and operations consultant for other companies.  Mr. McAfee received a BBA degree in Accounting from Boise State University and is a certified public accountant, inactive status, in Oregon and Idaho.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1  Employment Agreement of Michael S. McAfee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

September 21, 2005	By:	/s/ Wayne A. Case

Name: Wayne A. Case
Title: President and CEO